EXHIBIT 99.3

KFORCE, INC. AND SUBSIDIARIES

CONDENSED UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

TABLE OF CONTENTS

Condensed Unaudited Pro Forma Combined Balance Sheet as of June 30, 2006	1

Condensed Unaudited Pro Forma Combined Statement of Income for the Six Months Ended June 30, 2006	2

Condensed Unaudited Pro Forma Combined Statement of Income for the Year Ended December 31, 2005	3

Notes to Condensed Unaudited Pro Forma Combined Financial Statements	4

KFORCE INC. AND SUBSIDIARIES

CONDENSED UNAUDITED PRO FORMA COMBINED BALANCE SHEET

JUNE 30, 2006

(IN THOUSANDS)

	Historical		Pro Forma
	Kforce	Bradson	Adjustments	Note	Combined
ASSETS
Current Assets:
Cash and cash equivalents	$835	$5,414	$—		$6,249
Trade receivables, net of allowance for doubtful accounts	132,376	4,878	—		137,254
Income tax refund receivable	3,800	—	—		3,800
Current deferred tax asset, net	12,514	—	—		12,514
Prepaid expenses and other current assets	7,864	31	—		7,895

Total current assets	157,389	10,323	—		167,712
Fixed assets, net	11,132	193	—		11,325
Non-current deferred tax asset, net	3,806	—	—		3,806
Other assets, net	27,263	35	5,000	4.1	32,298
Intangible assets, net	12,186	—	12,196	4.3	24,382
Goodwill	169,838	—	69,000	4.1	218,285
			(8,357)	4.2
			(12,196)	4.3

Total assets	$381,614	$10,551	$65,643		$457,808

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and other accrued liabilities	$22,872	$107	$—		$22,979
Accrued payroll costs	46,376	2,087	—		48,463
Bank overdrafts	2,985	—	—		2,985
Other current debt	3,836	—	—		3,836
Income taxes payable	875	—	—		875

Total current liabilities	76,944	2,194	—		79,138
Long-term debt –credit facility	48,000	—	74,000	4.1	122,000
Long-term debt –other	2,151	—	—		2,151
Other long-term liabilities	13,584	—	—		13,584

Total liabilities	140,679	2,194	74,000		216,873

Stockholders’ Equity:
Preferred stock	—	—	—
Common stock	599	219	(219)	4.2	599
Additional paid-in capital	295,416	—	—		295,416
Retained earnings	54,116	8,138	(8,138)	4.2	54,116
Less reacquired shares at cost	(109,196)	—	—		(109,196)

Total stockholders’ equity	240,935	8,357	(8,357)		240,935

Total liabilities and stockholders’ equity	$381,614	$10,551	$65,643		$457,808

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONDENSED UNAUDITED PRO FORMA

COMBINED FINANCIAL STATEMENTS.

KFORCE INC. AND SUBSIDIARIES

CONDENSED UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

SIX MONTHS ENDED JUNE 30, 2006

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Historical		Pro Forma
	Kforce	Bradson	Adjustments	Note	Combined
Net service revenue	$456,697	$14,761	$—		$471,458
Direct costs of services	301,768	8,262	—		310,030

Gross profit	154,929	6,499	—		161,428
Selling, general and administrative expenses	123,767	1,264	—		125,031
Depreciation and amortization	5,147	35	630	4.5	5,812

Income from operations	26,015	5,200	(630)		30,585
Other expense (income), net	1,842	(66)	2,479	4.4	4,255

Income before income taxes	24,173	5,266	(3,109)		26,330
Income tax provision	9,751	—	871	4.6	10,622

Net income	$14,422	$5,266	$(3,980)		$15,708

Earnings per share - basic	$.36				$.40

Weighted average shares outstanding - basic	39,572				39,572

Earnings per share – diluted	$.34				$.38

Weighted average shares outstanding - diluted	41,836				41,836

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONDENSED UNAUDITED PRO FORMA

COMBINED FINANCIAL STATEMENTS.

KFORCE INC. AND SUBSIDIARIES

CONDENSED UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

YEAR ENDED DECEMBER 31, 2005

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Historical		Pro Forma
	Kforce	Bradson	Adjustments	Note	Combined
Net service revenue	$802,265	$21,556	$—		$823,821
Direct costs of services	542,276	12,170	—		554,446

Gross profit	259,989	9,386	—		269,375
Selling, general and administrative expenses	212,724	2,070	—		214,794
Depreciation and amortization	8,283	62	1,259	4.5	9,604

Income from operations	38,982	7,254	(1,259)		44,977
Other expense (income), net	1,816	(120)	4,958	4.4	6,654

Income before income taxes	37,166	7,374	(6,217)		38,323
Income tax provision	14,845	—	462	4.6	15,307

Net income	$22,321	$7,374	$(6,679)		$23,016

Earnings per share - basic	$.58				$.60

Weighted average shares outstanding - basic	38,527				38,527

Earnings per share – diluted	$.55				$.57

Weighted average shares outstanding - diluted	40,616				40,616

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONDENSED UNAUDITED PRO FORMA

COMBINED FINANCIAL STATEMENTS.

KFORCE INC. AND SUBSIDIARIES

NOTES TO CONDENSED UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(IN THOUSANDS)

NOTE 1. DESCRIPTION OF TRANSACTION

On October 1, 2006, Kforce Inc. (“Kforce”) entered into and closed a Stock Purchase Agreement (the “Stock Purchase Agreement”) by and among Kforce, Bradson Corporation, a Rhode Island corporation (“Bradson”), Kforce Government Holdings Inc., a Florida corporation and a wholly-owned subsidiary of Kforce (“KGH”), Ronald M. Bradley (“Bradley”), Barbara J. Lewis (“Lewis”) and David M. Halstead (“Halstead”) (collectively, Bradley, Lewis and Halstead are referred to as the “Shareholders”) and Bradley in his capacity as the Representative. KGH, Bradson, and the Shareholders have made certain customary representations, warranties and covenants in the Stock Purchase Agreement. Kforce is a party to the Stock Purchase Agreement as a guarantor of the performance of all obligations of KGH, including all obligations to make the payments of the Purchase Consideration to the Shareholders.

Bradson was a privately held company based in Arlington, Virginia, and has been a prime contractor of Finance & Accounting Professional Services to the Federal Government for over 20 years. Bradson’s primary customers include the Department of Defense and the Department of Homeland Security.

Pursuant to the terms of the Stock Purchase Agreement, KGH acquired all of the outstanding capital stock of Bradson for total purchase consideration of $73,000 (the “Purchase Consideration”), which was subject to Bradson delivering a minimum of $4,000 in working capital at the time of closing. In addition to $73,000 in cash consideration paid for all of the outstanding capital stock of Bradson, Kforce has incurred other costs in conjunction with the acquisition which will be capitalized as a part of the final purchase price. The cash consideration paid by KGH was comprised of borrowings under Kforce’s credit facility. On October 2, 2006, KGH placed into escrow $5,000 of the total Purchase Consideration to secure Bradson’s indemnification obligations, and to satisfy certain adjustments to the purchase price. Accordingly, the $5,000 escrow deposit has been included in other assets, net on the accompanying unaudited pro forma combined financial statements. In connection with the Stock Purchase Agreement, KGH entered into an escrow agreement (the “Escrow Agreement”), dated October 1, 2006, with the Bank of New York, as the escrow agent, and Ronald M. Bradley, in his capacity as the Representative. Pursuant to the terms of the Escrow Agreement, the escrow amount is to be released to the Shareholders within five business days after December 1, 2007. Prior to December 1, 2007, the escrow amount may be released to satisfy indemnification claims made by KGH under the Stock Purchase Agreement for breaches of representations, warranties and covenants of Bradson and the Shareholders, including failure of the Shareholders to satisfy purchase price adjustments.

NOTE 2. BASIS OF PRESENTATION

The condensed unaudited pro forma combined financial statements give effect to the acquisition of Bradson by Kforce. The condensed unaudited pro forma combined financial data shows the impact of the combination on the companies’ respective historical financial positions and results of operations under the purchase method of accounting with Kforce treated as the acquiror of Bradson and as if the acquisition had been completed on January 1, 2005 for statement of income purposes and on June 30, 2006 for statement of financial condition purposes.

The condensed unaudited pro forma combined financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred or financial position if the acquisition of Bradson by Kforce had been consummated during the period or as of the date for which the pro forma information is presented, nor is it necessarily indicative of the future operating results or financial position of the combined company.

The condensed unaudited pro forma combined financial information is based on available information as well as certain assumptions and adjustments (as described in the notes thereto), which management believes are reasonable under the circumstances. Certain reclassifications have been made to the historical financial statements of Kforce and Bradson to conform to the presentation expected to be used by the combined entity.

The historical financial information of Kforce as of June 30, 2006, for the six months ended June 30, 2006, and for the year ended December 31, 2005 is based upon the financial statements included in Kforce’s Quarterly Report on Form 10-Q for the period ended June 30, 2006 and Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for each respective period.

The historical financial information of Bradson as of June 30, 2006, for the six months ended June 30, 2006, and for the year ended December 31, 2005 is derived from the audited and unaudited financial statements included within this report on Form 8-K.

NOTE 3. PURCHASE PRICE

The condensed unaudited pro forma combined statement of financial condition as of June 30, 2006 reflects the allocation of the purchase price, which was recorded using management’s estimates and preliminary evaluation. The actual purchase price accounting adjustments to reflect the fair value of net assets acquired will be based on management’s final evaluation; therefore, the information provided in the unaudited pro forma condensed combined statement of financial condition is subject to change pending final valuation of intangible assets acquired and final allocation of the purchase price. Kforce incurred approximately $74,000 in transaction costs, inclusive of purchase price. These transaction costs include an estimate of $1,000 for acquisition-related costs that will be capitalized as a part of the final purchase price, in addition to the $73,000 paid for all of the outstanding capital stock of Bradson. This estimate is subject to change pending the final determination of all acquisition-related costs. In addition, $5,000 of the total transaction costs were deposited in escrow on the purchase date pending the resolution of certain purchase price adjustments and indemnification obligations as provided for in the Stock Purchase Agreement. Accordingly, the $5,000 escrow has not been included in the purchase price below, and has been included in other assets, net on the accompanying condensed unaudited pro forma combined financial statements. Pursuant to the Escrow Agreement, the escrow amount is to be released to the Shareholders within five business days after December 1, 2007. Prior to December 1, 2007, the escrow amount may be released to satisfy indemnification claims made by KGH under the Stock Purchase Agreement for breaches of representations, warranties and covenants of Bradson and the Shareholders, including failure of the Shareholders to satisfy purchase price adjustments. Amounts in escrow will be included in purchase price upon release from escrow to the Shareholders or to pay for other items that should be included in purchase price.

The following is a summary of the preliminary allocation of the total purchase price in the Bradson acquisition as reflected in the unaudited pro forma condensed combined statement of financial condition as of June 30, 2006 (in thousands):

The following table summarizes the total estimated purchase price, net assets acquired and estimated intangible assets recorded in conjunction with the acquisition on October 1, 2006:

Goodwill	$48,447
Customer relationships and contracts	11,960
Non-compete and employment agreements	236
Net assets acquired	8,357

Total purchase price	$69,000

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition:

Cash	$5,414
Accounts receivable	4,878
Other assets	259

Total assets acquired	10,551

Current liabilities	2,194

Net assets acquired	$8,357

NOTE 4. PRO FORMA ADJUSTMENTS

4.1	To increase bank debt by the purchase price, including related acquisition costs of acquiring Bradson.

4.2	To eliminate the pre-acquisition equity balances of Bradson.

4.3	To recognize intangible assets related to Bradson customer relationships and contracts with a 10 year life, non-compete agreements with a five year life and an employment agreement with a two year life.

4.4	To record the interest expense related to the $74 million in debt required to finance the purchase of Bradson (using a 6.7% interest rate, which reflects Kforce’s rate on borrowings outstanding on its line of credit as of October 1, 2006).

4.5	To record amortization on a straight line basis of intangible assets related to Bradson customer lists and contracts and non-compete agreements.

4.6	To record income tax provision related to Bradson income and the effect of the Pro Forma adjustments based on Kforce’s combined federal, state and local income tax rate of 40.4% for the six months ended June 30, 2006, and 39.9% for the year ended December 31, 2005.